UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 19, 2007

OPHTHALMIC IMAGING SYSTEMS
(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA	1-11140	94-3035367
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

221 Lathrop Way, Suite I Sacramento, California	95815
(Address of Principal Executive)	(Zip Code)

(Registrant's telephone number, including area code): (916) 646-2020

                                                           Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement;
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

        On April 19, 2007, Ophthalmic Imaging Systems (the “Company”) entered into an Addendum to the License and Distribution Agreement (the “Addendum”), by and between the Company and MediVision Medical Imaging Ltd., the Company’s parent company that owns 57% of the Company’s common stock. Under the Addendum, the Company agreed to extend certain deadlines as specified in the original License and Distribution Agreement and provide additional financing for the engineering of the Electro-Optical Unit in the form of a loan to MediVision in an aggregate amount of up to $800,000, represented by a promissory note (the “Loan”). The Company will provide portions of the Loan in various monthly sums as needed in accordance with the budget and schedule attached to the Addendum, beginning in April 2007 for amounts budgeted from January 2007 through December 2007.

        The Loan will incur interest of 8% per annum and repayment will commence on May 1, 2009. Repayments will be made 24 equal payments, payable on the first of each month. The monthly amount will be calculated based on the amount of principal outstanding on April 30, 2009. Upon a default under the Addendum or the related Promissory Note or Security Agreement, the principal and interest outstanding on the Loan will become immediately due and payable.

        The Loan is secured by shares of the Company’s common stock, owned by MediVision. The amount of shares pledged under the Loan will be calculated as the amount of the Loan, divided by the average closing price of the Company’s common stock for the ten business days prior to April 19, 2007, discounted by 25%.

        If MediVision defaults on its repayment obligation as specified in the Addendum, the Company may seek repayment by foreclosing on the shares pledged as collateral or alternatively, the Company has the option to receive a portion of MediVision’s ownership interest in patent rights relating the Electro-Optical Unit, calculated based on the amount of principal and interest outstanding on the Loan, which is in default at the time the Company exercises this option, multiplied by 25%.

        During the period in which the Company provides this loan, the Company will be entitled to certain additional rights, including monthly progress reports, inspection of the facilities where the work is conducted on the Electro-Optical Units upon reasonable notice, testing prototypes of the Electro-Optical Units, and various decision-making powers such as changes to personnel and subcontractors.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2007	OPHTHALMIC IMAGING SYSTEMS
	By:	/s/ Ariel Shenhar

Name: Ariel Shenhar Title: Chief Financial Officer